                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Burlington Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [BURLINGTON INDUSTRIES, INC. LOGO]
                           3330 West Friendly Avenue
                       Greensboro, North Carolina 27410

                                                              December 22, 2000

Dear Stockholder:

    We cordially invite you to attend your Company's 2001 Annual Meeting of Stockholders on Thursday, February 1, 2001. The meeting will be held at Corporate Headquarters in Greensboro, North Carolina and will begin at 9:30 a.m.

    The formal notice of meeting, proxy statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.

    As a stockholder, your vote is important. We urge you to execute and return your proxy promptly whether or not you plan to attend so we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

    On behalf of your Board of Directors, thank you for your continued support and interest in Burlington Industries, Inc.

                                             Sincerely,

                                             /s/ George W. Henderson, III

                                             George W. Henderson, III
                                             Chairman of the Board and
                                             Chief Executive Officer

                       [BURLINGTON INDUSTRIES, INC. LOGO]
                           3330 West Friendly Avenue
                        Greensboro, North Carolina 27410

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held February 1, 2001

                             ---------------------

                                                               December 22, 2000

To the Holders of Common Stock of
  BURLINGTON INDUSTRIES, INC.

    The 2001 Annual Meeting of Stockholders of Burlington Industries, Inc. will be held at the principal executive offices of the Company, 3330 West Friendly Avenue, Greensboro, North Carolina on Thursday, February 1, 2001, at 9:30 a.m. for the following purposes:

  1. To elect three Class III Directors to serve for a three-year term and until the election and qualification of their respective successors;

  2. To consider and act upon the selection of independent public accountants to audit the books and accounts of the Company for the 2001 fiscal year; and

  3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only the holders of record of Common Stock of the Company as of the close of business on December 4, 2000, will be entitled to notice of and to vote at the meeting.

                               By Order of the Board of Directors,

                                /s/ Randall A. Hanson

                               Randall A. Hanson
                               Corporate Secretary

                       IMPORTANT--YOUR PROXY IS ENCLOSED

    Stockholders are requested to respond promptly. Proxies may be completed electronically (by telephone or internet) or by signing, dating and returning the enclosed Proxy in the envelope provided. The Company will pay the postage for mailing in the United States.

                      [BURLINGTON INDUSTRIES, INC. LOGO]
                           3330 West Friendly Avenue
                       Greensboro, North Carolina 27410

                            ----------------------

                                PROXY STATEMENT

                            ----------------------

               Annual Meeting of Stockholders, February 1, 2001

    The enclosed Proxy is solicited on behalf of the Board of Directors of Burlington Industries, Inc. (hereinafter "Burlington" or the "Company") and is revocable at any time before it is exercised by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the Meeting. Unless revoked, properly executed and returned Proxies will be voted as specified thereon. If no choice is specified, the Proxy will be voted in favor of proposals 1 and 2. The enclosed Proxy also will serve as confidential voting instructions with respect to shares held by the Trustee under Burlington's Employee's 401(k) Savings Plan (the "401(k) Plan"). This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders on or about December 22, 2000.

    The cost of soliciting Proxies will be borne by Burlington. Solicitation may be made by the Company's officers, Directors or employees, personally or by telephone or facsimile. In addition, Burlington has retained Morrow & Company, Inc. to assist in the solicitation of Proxies and will pay that firm a fee estimated not to exceed $6,000 plus out-of-pocket expenses. Burlington will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding soliciting materials to the beneficial owners of its Common Stock.

    On December 4, 2000, the record date for the 2001 Annual Meeting of Stockholders, there were outstanding 52,075,748 shares of common stock, par value $.01 per share ("Common Stock"), having one vote each. Only holders of Common Stock of record at the close of business on December 4, 2000 will be entitled to vote at the Meeting.

1. Election of Directors

    Burlington's Restated Certificate of Incorporation and Bylaws provide that the number of Directors, as determined from time to time by the Board of Directors, shall be not less than three nor more than fifteen. The Board of Directors currently has fixed the number of Directors at eight. The Restated Certificate of Incorporation and Bylaws further provide that

Directors shall be divided into three classes (Class I, Class II and Class
III) serving staggered three-year terms, with each class to be as nearly equal in number as possible.

    In accordance with the recommendation of its Nominating Committee, the Board of Directors has nominated, and recommends a vote FOR, John G. Medlin, Jr., Nelson Schwab III, and Theresa M. Stone for election as Class III Directors for a term expiring at the 2004 Annual Meeting and in each case until their respective successors are elected and qualified. All nominees are currently Directors of the Company whose terms expire at the 2001 Annual Meeting. Abraham B. Stenberg retired from Burlington's Board of Directors on October 31, 2000, following his retirement as Vice Chairman of the Company. Other Directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2002 or 2003 Annual Meeting, as the case may be.

    It is the intention of the persons named in the enclosed form of Proxy to vote such Proxies for the election of the nominees listed herein. The proposed nominees are willing to be elected and serve, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. The Board of Directors is not aware of any circumstances under which the proposed nominees would decline or become unable to serve.

Information about Nominees and Directors

    The following information is furnished for each person who is nominated for election as a Director or who is continuing as an incumbent Director: name, age, whether such person is a nominee for election ("Nominee") or an incumbent Director whose term does not expire at the 2001 Annual Meeting ("Incumbent"), year in which term expires, length of service as a Director of the Company, principal occupation and employment during the past five years, service on boards of directors of other publicly-owned companies, and membership on Committees of the Board of the Company.

JERALD A. BLUMBERG, 60                    Incumbent    Term Expires in 2003

    Mr. Blumberg retired during 2000 as President, Chief Executive Officer and a Director of Ambar Inc., an oilfield services company, positions he had held since January 1998. Prior thereto, he was Executive Vice President of E.I. du Pont de Nemours and Co. until his retirement at the end of 1997. Mr. Blumberg also is a Director of Lubrizol Corporation.

He has been a Director of Burlington since April 1998. Mr. Blumberg is Chairman of the Audit Committee and a member of the Compensation and Benefits and Nominating Committees.

JOHN D. ENGLAR, 53                        Incumbent        Term Expires in 2003

    Mr. Englar has been Senior Vice President, Corporate Development and Law of Burlington since 1995. Prior thereto he was Senior Vice President, Finance and Law and Chief Financial Officer of the Company. Mr. Englar has been a Director of Burlington since 1990, and is Chairman of the Investment Committee.

GEORGE W. HENDERSON, III, 52              Incumbent        Term Expires in 2002

    Mr. Henderson has been Chairman of the Board of Directors of Burlington since February 1998 and Chief Executive Officer since 1995. Prior thereto he was President and Chief Operating Officer (from 1993). Mr. Henderson is also a Director of Jefferson Pilot Corporation, The Research Triangle Foundation of North Carolina and Wachovia Corporation. Mr. Henderson has been a Director of Burlington since 1990, and is Chairman of the Executive Committee.

DOUGLAS J. MCGREGOR, 59                   Incumbent        Term Expires in 2002

    Mr. McGregor was elected President and Chief Operating Officer of Burlington on June 1, 2000. Prior thereto, he was Chairman, Chief Executive Officer and a director of the M. A. Hanna Company until his retirement in 1998. Mr. McGregor is also a director of KeyCorp and Vulcan Materials Company. He was elected to the Board in July 2000 and is a member of the Investment Committee.

JOHN G. MEDLIN, JR., 67                   Nominee          Term Expires in 2001

    Mr. Medlin has been Chairman Emeritus of Wachovia Corporation, a bank holding company, since 1998. He served at Wachovia as non-executive Chairman of the Board from 1994 to 1998, Chief Executive Officer from 1977 to 1993, and a director until April 2000. Mr. Medlin is a director of BellSouth Corp., Media General, Inc., R. J. Reynolds Tobacco Holdings, Inc., and US Airways Group, Inc. He has been a Director of Burlington since 1994. Mr. Medlin is Chairman of the Nominating Committee and a member of the Audit, Compensation and Benefits, and Executive Committees.

NELSON SCHWAB III, 55                     Nominee          Term Expires in 2001

    Mr. Schwab is co-founder of Carousel Capital, a merchant banking firm, and has been Managing Director since its inception in 1996. He was Chairman and Chief Executive Officer of Paramount Parks Inc., owner of theme amusement parks, from 1992 until 1995. He is also a Director of Summit Properties, Inc. and First Union National Bank of North Carolina. He has been a Director of Burlington since 1995. Mr. Schwab is Chairman of the Compensation and Benefits Committee and a member of the Executive, Investment, and Nominating Committees.

THERESA M. STONE, 56                      Nominee          Term Expires in 2001

    Ms. Stone has been President of Jefferson-Pilot Communications Company since 1997. Prior thereto she was President and Chief Executive Officer of Chubb Life Insurance Company (1994-1997) and Senior Vice President of Chubb Corporation (1990-1994). Ms. Stone was elected to the Board in April 1999, and is a member of the Audit and Nominating Committees.

W. BARGER TYGART, 65                      Incumbent        Term Expires in 2002

    Mr. Tygart is President and Chief Executive Officer of e-Tygart Consulting Services, an e-commerce consulting company formed in 1999. He served as Vice Chairman (1997-1998) and a Director (1995-1998) of The J. C. Penney Company, a retail marketing company. Prior thereto, Mr. Tygart was President and Chief Operating Officer of The J. C. Penney Company from 1995 to 1997 and senior executive vice president from 1992 to 1995. He has been a Director of Burlington since April 1998 and is a member of the Audit, Compensation and Benefits, and Executive Committees.

Board and Committee Meetings; Functions of Certain Committees

    During the 2000 fiscal year, the Board of Directors met eight times, the Audit and Nominating Committees each met four times, the Investment Committee met one time, and the Compensation and Benefits Committee met seven times. Each of the Directors attended at least 75% of the meetings of the Board and of each of the Committees on which he or she served.

    The Audit Committee's principal responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the results of the audit itself, reviewing Burlington's internal audit staff function and reviewing with appropriate officers of the Company matters relating to financial reporting and to accounting and auditing procedures and policies generally. The duties of the Audit Committee are more fully described in its Report included in this Proxy Statement. The Audit Committee also submits to the Board of Directors recommendations with respect to financial reporting, accounting practices and policies and other appropriate matters.

    The Compensation and Benefits Committee has authority to formulate and give effect to policies respecting salary, compensation and other matters relating to employment of executive officers with Burlington, including, without limitation, incentive compensation plans for such persons. The Committee also reviews and makes recommendations with respect to pension, profit sharing and other compensation plans of the Company.

    The Nominating Committee's responsibilities are to review the size and composition of the Board and the qualifications of possible candidates for the Board and, as a result, to make recommendations respecting nominees to be proposed for election. In addition, it is authorized to evaluate the existence, composition and membership of the Committees of the Board of Directors and to recommend a successor to the Chief Executive Officer in the event of a vacancy. The Committee will consider recommendations made in writing by stockholders respecting possible candidates for the Board of Directors to be elected at the 2002 Annual Meeting. Such recommendations must be received by the Secretary of the Company not later than the latest date on which such stockholder could otherwise nominate such person for Director pursuant to Burlington's Bylaws, and must include a written consent of the possible candidate to be considered for a nomination. The procedure for nominating candidates for Director is described under "Proposals of Stockholders" below.

Security Ownership of Certain Beneficial Owners and Management

    The following Table sets forth, as of the most recent date for which information is available, information with respect to each person known to the Company (based on public filings) to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Beneficial ownership disclosed in the Tables in this section has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Each of the owners listed below has sole voting and investment power with respect to all of the shares listed except as noted. In addition to the beneficial owners listed below, as of October 31, 2000, the 401(k) Plan holds 4,819,519 shares of Common Stock (9.25%) which is allocated to the accounts of the plan participants.

                                      Amount and Nature of  As of  Percent
Name and Address of Beneficial Owner    Beneficial Owner    Date   of Class
------------------------------------  -------------------- ------- --------
Reich & Tang Asset Management L.P.         5,826,600       9/30/00  11.19
  600 Fifth Avenue
  New York, NY 10020-2302

Merrill Lynch Asset Management Inc.        5,176,600       9/30/00   9.94
  800 Scudders Mill Road
  Plainsboro, NJ 08536-1606

Dimension Funds Advisors                   4,678,800       9/30/00   8.98
  1299 Ocean Avenue
  Santa Monica, CA 90401-1005

Masters Capital Management, LLC            2,655,000(a)    10/9/00   5.10
  3060 Peachtree Road NW
  Atlanta, GA 30305

-----------
(a) According to information provided by Masters Capital Management, LLC, it has shared voting and investment power with respect to all of such shares.

    The following Table sets forth the number of shares of Common Stock beneficially owned, as of December 15, 2000 by each Director and nominee for Director, each of the named executive officers of Burlington (as defined in "Executive Compensation--Summary Compensation Table") and all Directors and executive officers of the Company as a group.

                                            Amount and Nature of   Percent
        Name of Beneficial Owner           Beneficial Ownership(a) of Class
        ------------------------           ----------------------- --------
Jerald A. Blumberg                                  16,500(b)(c)        *%
John D. Englar                                     260,309(d)           *
George W. Henderson, III                           794,144(d)        1.52
James R. McCallum                                   38,651(d)           *
Douglas J. McGregor                                 50,000(d)           *
John G. Medlin, Jr.                                 20,000(b)(c)        *
Charles E. Peters, Jr.                              98,209(d)           *
Nelson Schwab III                                   30,250(b)(c)        *
Abraham B. Stenberg                                179,644(d)           *
Theresa M. Stone                                     1,500(b)(c)        *
W. Barger Tygart                                     1,500(b)(c)        *
All Directors and executive officers as a
  group (18 persons), including the above        1,930,602(d)        3.71

-----------
*   Represents less than 1% of the class.

(a) Unless otherwise indicated in a footnote below, each Director and executive officer possesses sole voting and sole investment power with respect to the shares shown in the Table above.

(b) Includes 7,500 shares held in the name of Mr. Medlin, 5,250 shares held in the name of Mr. Schwab and 1,500 shares each held in the names of Ms. Stone and Messrs. Blumberg and Tygart under the Directors Stock Plan, as to which such persons possess voting power but not investment power.

(c) Does not include stock units held for the account of each non-employee Director under the Director Stock Plan, as follows: Mr. Blumberg, 36,865.71 units; Mr. Medlin, 16,618.80 units; Mr. Schwab, 27,135.33 units; Ms. Stone, 35,113.80 units; and Mr. Tygart, 16,618.80 units.

(d) Includes for executive officers of Burlington shares in which they have voting power, but not investment power, under the 401(k) Plan. Also includes shares not currently owned but which are issuable upon exercise of stock options under Burlington's Amended and Restated 1990 Equity Incentive Plan, 1992 Equity Incentive Plan, 1995 Equity Incentive Plan and 1998 Equity Incentive Plan, which are currently exercisable, as follows: Mr. Henderson, 602,861 shares; Mr. Stenberg,

    90,000 shares; Mr. McGregor, 0 shares; Mr. Peters, 38,667 shares; Mr. Englar, 176,082 shares; Mr. McCallum, 12,201 shares; and all executive officers as a group (13 persons), 1,200,511 shares.

Compensation of Directors

    An annual fee of $30,000 is paid to each Director who is not an employee of the Company. No separate attendance fees are paid with respect to participation in and attendance at Board or Committee meetings. No fees are paid to employee Directors for their services in such capacity. Directors may participate, along with all other employees of the Company, in Burlington's matching charitable gifts program to qualifying educational institutions.

    Each non-employee Director is awarded stock units at the end of each fiscal quarter pursuant to the Company's Director Stock Plan (the "Stock Plan"). The number of units is the number of shares of Common Stock that could be purchased for $7,500 based on the average closing price of the Common Stock on the New York Stock Exchange for the last five trading days prior to quarter end.

    Non-employee Directors may elect to defer receipt of all or a portion of their annual fees until the termination of Board service. Amounts deferred are credited to the Director's stock unit account under the Stock Plan. Amounts previously deferred by Directors under a prior plan have been transferred into their stock unit accounts under the Stock Plan.

    Upon retirement or death, the stock units credited to a Director's account are paid in cash in either a lump sum or in installments over a period not exceeding ten years, as elected by the Director. The Board Compensation and Benefits Committee may accelerate payment of deferred amounts upon certain change of control events as defined in the Stock Plan.

    Upon first being elected to Burlington's Board of Directors, a non-employee Director is awarded a one-time grant of 1,500 restricted shares of Common Stock under the Stock Plan. Ownership of such shares vests upon the completion of one year of service on the Board. Such stock grants are subject to (a) restrictions on transfer and other disposition until completion of the Director's service on the Board, and (b) forfeiture in whole or in part of unvested share awards in the event the Director fails to complete the year of service.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                           ON EXECUTIVE COMPENSATION

Compensation Philosophy

    Burlington's executive compensation program is designed to achieve superior operating performance, thereby maximizing stockholder value, and to attract, retain and motivate a highly qualified senior management team which is critical to the Company's long-term success. The Compensation and Benefits Committee of the Board of Directors (the "Committee") believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in Burlington's stock price.

    In line with these objectives, the total compensation program for Burlington's executive officers consists of three components:

      1. Base salary.

      2. Annual incentive compensation consisting of a cash bonus if designated financial performance objectives are achieved.

      3. Long-term incentives composed of awards based on achieving cumulative long-term financial objectives and increase in shareholder value.

    To support these fundamental principles, the portion of executives' compensation related to annual incentive compensation and equity-based long-term incentive plans is designed to be significant in relation to base salary, especially for senior executives.

The Committee

    The Committee establishes compensation objectives and policies for executive officers, sets compensation payable to executive officers under those policies, administers each of Burlington's equity incentive plans and has general oversight responsibility for incentive compensation and benefit plans. The Committee is composed entirely of independent, non-employee Directors. The Committee uses independent compensation consultants and compensation surveys furnished and evaluated by such consultants to provide advice and data to assist it in developing compensation that is competitive with other similarly-situated United States industrial companies and which reinforce Burlington's objective of aligning executive compensation with the interests of its stockholders.

Base Salary

    The base salary of the Company's executive officers is determined by evaluating the responsibilities of the position and individual performance. A salary range is established for each position based on survey information of salary levels of similarly-situated U.S. industrial companies, which Burlington regards as the competitive marketplace for executive talent. Because of the Company's size and diversification, the Committee has not limited these comparisons to companies in the U.S. textile industry or companies reflected in the Stock Performance Graph set forth below. These salary ranges are reviewed on an annual basis and adjusted when appropriate. Actual salaries paid to Burlington's executive officers are positioned within the salary range for their position based upon their level of experience and performance. Mr. Henderson's salary is below the median of salaries for chief executive officers of industrial companies in the United States. In fiscal year 2000, Messrs. Englar and McCallum received salary increases.

Annual Incentive Bonus

    Burlington's 2000 Annual Incentive Plan (the "2000 Plan"), in which approximately 160 senior managers participated, provides for an annual bonus based on achieving certain earnings per share (operating earnings before interest and taxes for divisional participants) and working capital levels. For divisional participants, a portion of the available bonus is based on division performance and a portion is based on corporate performance. For Mr. Henderson and other corporate staff participants, the bonus opportunity is based only on corporate performance.

    Bonus awards are earned in proportion to the achievement of divisional and corporate performance goals and, if threshold targets are met, will be based on varying percentages (previously established by the Committee) of base salary, depending on the Committee's determination of the executive officer's level of contribution to the business unit's performance. The 2000 Plan is positioned so that bonuses paid at target performance levels are at the median range of annual incentive awards for similarly situated U.S. industrial companies. The Committee reviewed and approved each of the performance standards for the Company, individual divisions, and individual executive officers and, based upon the advice of an independent compensation consultant, believes they are reasonable.

    For fiscal year 2000, one division exceeded established performance goals; payments were made to participants in that division in accordance with provisions of the Plan. The remaining divisions and the overall corporation did not achieve the goals set for the year under the 2000 Plan, and therefore did not receive an incentive bonus payment.

Long-term Incentives

    Burlington has provided long-term, stock-related incentives to key executives and employees (including the named executive officers) under the 1998 Equity Incentive Plan. Awards under the Plan consist of options to purchase shares of Common Stock and Performance Shares dependent upon achievement of specified total shareholder return goals. The Plan permits awards of restricted shares of Common Stock, although the Committee has used such awards only in exceptional circumstances (e.g., new hires if the situation required). Options also may be awarded under the 1995 Equity Incentive Plan to the extent registered shares remain to be issued thereunder. The Equity Incentive Plans are positioned so that targeted awards are at the lower median range of awards for similarly-situated United States industrial companies.

    The awards granted in fiscal year 2000 included stock options and, in some cases (including the named executive officers), Performance Shares. These awards are designed to further align management's incentives with the interests of Burlington's stockholders and to reward executives for increases in stockholder value. The stock options awarded were granted at the fair market value on the grant date and, therefore, will only have value to the extent the Common Stock increases in value over the exercise price. Performance Shares awarded may be earned only if specified total shareholder return ("TSR") goals are achieved during the period November 4, 1999 through November 3, 2002. TSR goals provide for annual stock price growth ranging from 7% (at Threshold level) to 20% (at Superior level performance). Stock price growth at less than Threshold level would result in no Performance Shares being earned. Stock price growth at Superior level performance will result in a maximum number of Performance Shares being earned, that being two times the number of Performance Shares granted at Target level.

    During the fiscal year, the Committee considered the status of current outstanding stock options previously granted to members of management (including the named executive officers). The Committee's consideration focused on the desire to increase the retentive effect of stock-based awards and to recognize the fact that certain outstanding options had exercise prices below the current stock price. The Committee secured the services of outside compensation consultants to provide potential alternatives to address the situation. The consultants provided alternatives and a recommendation to the Committee for allowing the exchange of certain outstanding options for a grant of restricted stock, which would require vesting over three years. The Committee elected to provide holders of stock options granted prior to 1998 the opportunity to exchange some or all of those options for grants of restricted stock with three year vesting. The Committee used a methodology provided by outside consultants for the valuation of the exchange; the intention of the Committee was that the exchange provided participants with an equivalent basis of value. The methodology involved the valuation of outstanding options using the Black-Scholes option valuation model; the value was then used to determine the number of restricted shares to award based on the closing share price on April 26, 2000 (the date of Board approval).

    As a result of this opportunity, the majority of eligible participants did elect to participate in this exchange, including some of the named executive officers. The number of shares of restricted stock received by the named executive officers in connection with this exchange is included in the Summary Compensation Table. Mr. Henderson did not elect to participate in the exchange opportunity; Mr. Stenberg exchanged 25,000 options with exercise prices of $14.75 due to expire in November 2005; Mr. McGregor did not have any of the eligible options; Mr. Peters exchanged 90,000 options with exercise prices between $11.625 and $14.75 due to expire in November 2005; Mr. Englar exchanged 57,112 options with exercise prices between $11.625 and $21.93 due to expire between March and July 2002; and Mr. McCallum exchanged 24,700 options with exercise prices between $11.625 and $14.75 due to expire between July 2002 and November 2005. As a group, all officers exchanged 417,682 options with exercise prices between $9.673 and $21.93 due to expire between March 2002 and November 2005. Fifty-eight per cent (58%) of the eligible options, or 1,384,943 options, were exchanged for the issuance of 409,266 shares of restricted stock.

    Performance Units were awarded under the 1995 Equity Incentive Plan in fiscal year 1996 which were dependent upon achievement of earnings and return on invested capital goals over fiscal years 1996, 1997, and 1998. Only one division of the Company met the targeted performance goals. Payment of these awards occurs in three annual installments in fiscal years 1998, 1999, and 2000. Mr. McCallum is the only named executive officer to receive this award. No Performance Units were earned by any of the other named executive officers, including Mr. Henderson.

Deductibility of Executive Compensation

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility of certain compensation exceeding $1.0 million per year paid to a company's chief executive officer and its four other highest paid officers in office at fiscal year end. The Company believes that the impact, if any, of such limitation is immaterial to the Corporation with respect to fiscal year 2000. The Equity Incentive

Plans are structured so as to preserve the tax deduction for performance-based compensation paid thereunder. The Committee will continue to monitor this tax law and evaluate whether any modifications should be made to Burlington's compensation programs in future years.

COMPENSATION AND BENEFITS COMMITTEE
Nelson Schwab III, Chairman
Jerald A. Blumberg
John G. Medlin, Jr.
W. Barger Tygart

                            EXECUTIVE COMPENSATION

Summary Compensation Table

    The following Table sets forth information regarding the compensation of Burlington's Chief Executive Officer and each of its four most highly compensated senior executive officers (collectively, the "named executive officers") for services in all capacities to the Company in fiscal years 2000, 1999 and 1998.

                                                                         Long Term
                                                                        Compensation
                                                                     ------------------
                                                   Other               Awards   Payouts
                                                  Annual  Restricted ---------- -------
                                                  Compen-   Stock    Securities  LTIP    All Other
Name and Principal                                sation    Awards   Underlying Payouts   Compen-
Position                  Year Salary($) Bonus($) ($)(3)    ($)(4)   Options(#) ($)(5)  sation($)(6)
------------------        ---- --------- -------- ------- ---------- ---------- ------- ------------
George W. Henderson, III
 Chairman of the Board    2000  600,000      --      --        --     149,300      --      6,800
 and Chief Executive      1999  595,000   25,000     --        --      80,000      --      6,400
 Officer                  1998  540,000  552,100     --        --      50,000      --      1,947

Abraham B. Stenberg(1)    2000  450,000      --   10,791    34,855     50,000      --      6,800
 Vice Chairman            1999  450,000   56,600  27,093       --      40,000      --      6,400
                          1998  435,417  349,200     --        --      25,000      --      1,947

Douglas J. McGregor(2)    2000  175,000   87,500  95,313    95,313    100,000      --        --
 President and Chief      1999      --       --      --        --         --       --        --
 Operating Officer        1998      --       --      --        --         --       --        --

Charles E. Peters, Jr.
 Senior Vice President    2000  350,000      --      267   137,167     50,000      --      6,800
 and Chief Financial      1999  305,000   15,000     673       --      38,000      --      6,400
 Officer                  1998  255,000  140,500     --        --      40,000      --      1,872

John D. Englar
 Senior Vice President,   2000  301,667      --      643    26,677     45,000      --      6,800
 Corporate Development    1999  285,000   15,000   1,615       --      40,000      --      6,400
 and Law                  1998  266,667  157,000     --        --      10,000      --      1,947

James R. McCallum         2000  190,417  121,100     --     28,252     25,000   15,000     6,800
 President, Lees Carpets  1999  157,639  108,800     --        --       5,800   15,000     6,400
                          1998  130,000   68,700     --        --      10,000   20,000     1,902

-----------
(1) Mr. Stenberg retired as an employee of the Company on September 30, 2000.

(2) Mr. McGregor was first employed by Burlington in June of 2000.

(3) Amounts equivalent to interest, earned on deferred compensation, in excess of 120% of the long term annual federal rate, compounded quarterly, and, for Mr. McGregor, the value of 25,000 shares of unrestricted stock awarded upon his employment.

(4) The value of shares granted in exchange for options with exercise prices below fair market value, as more fully described in the Report of the Compensation Committee, and, for Mr. McGregor, the value of 25,000 shares of restricted stock awarded upon his employment.

(5) Payments upon achievement of specified aggregate performance goals in connection with Performance Units awarded under the 1995 Equity Incentive Plan which vested in 1998 and payable over a three-year period primarily in shares of Common Stock valued at fair market value on the payment date.

(6) The amounts in this column for 1998 are the value of shares of Burlington's Common Stock allocated to the named executive officers' accounts under Burlington's Employee Stock Ownership Plan (merged into the 401(k) Plan effective 1/1/99), valued on the respective allocation dates. For 1999 and 2000, the amounts in this column are Burlington's contributions (half made in cash and half used for purchase of Common Stock) to the 401(k) Plan with respect to the named executive officers.

    In November 1999, Burlington acquired a controlling interest in a privately-held company called AvantGarb, LLC (now known as Nano-Tex, LLC), a California limited liability company engaged in developing novel chemistry for fabric applications. Prior thereto, Burlington had made a preliminary investment in AvantGarb in order to explore the commercial application of this technology. In connection with its investment, Burlington has responsibility for the marketing and licensing of the technology developed by Nano-Tex and has an exclusive right to use these developments on products Burlington produces. In April 2000, the Board of Directors of Nano-Tex (which includes Mr. Henderson and Mr. Englar, who did not participate in the consideration of this matter) adopted an equity incentive plan pursuant to which five of the named executive officers and certain other executive officers and members of senior management of the Company were granted options and restricted membership units during fiscal year 2000. The options vest one third each year beginning one year after the date of grant, expire ten years after the date of grant, and were granted with an exercise price of $2.25 per unit. The restricted awards were purchased by the recipients for $2.25 per unit with such purchase price paid by a promissory note. The number of options and restricted units issued to each of the named executive officers is as follows:
Mr. Henderson, 450,000 options and 50,000 units; Mr. McGregor, 135,000 options and 15,000 units; Messrs. Peters and Englar, 90,000 options and 10,000 units each; and Mr. McCallum, 45,600 options and 4,400 units.

Stock Options and Performance Units

    The following Table shows information about stock options granted to each of the named executive officers during fiscal year 2000. No SARs were granted to any of the named executive officers during fiscal year 2000.

Option Grants in Fiscal Year 2000

                                                                        Potential
                                                                       Realizable
                                                                        Value at
                                     Percent of                      Assumed Annual
                          Number of    Total                         Rates of Stock
                          Securities  Options                             Price
                          Underlying Granted to Exercise              Appreciation
                           Options   Employees   or Base             for Option Term
                           Granted   in Fiscal    Price   Expiration ---------------
Name                         (#)        Year    ($/Share)    Date    5% ($)  10% ($)
----                      ---------- ---------- --------- ---------- ------- -------
George W. Henderson, III   149,300      8.5        3.75    11/4/09   352,102 892,297
Abraham B. Stenberg         50,000      2.9        3.75    11/4/09   117,918 298,827
Douglas J. McGregor        100,000      5.7      3.4375     6/1/10   216,183 547,849
Charles E. Peters, Jr.      50,000      2.9        3.75    11/4/09   117,918 298,827
John D. Englar              45,000      2.6        3.75    11/4/09   106,126 268,944
James R. McCallum           25,000      1.4        3.75    11/4/09    58,959 149,413

    The following Table shows information about stock options held by each of the named executive officers as of December 1, 2000 (the value being the difference between the closing price of Burlington's Common Stock on December 1, 2000 and the respective option prices). No SARs are held by any of the named executive officers.

Aggregated Option Exercises in Fiscal Year 2000 and Option Values


                           Shares              Number of Securities Underlying
                          Acquired                 Unexercised Options at
                             on     Value           December 1, 2000(#)
                          Exercise Realized ----------------------------------
Name                        (#)      ($)     Exercisable       Unexercisable
----                      -------- -------- ---------------   ----------------
George W. Henderson, III      0        0        602,861            126,201
Abraham B. Stenberg           0        0         90,000                  0
Douglas J. McGregor           0        0              0            100,000
Charles E. Peters, Jr.        0        0         38,667             49,333
John D. Englar                0        0        176,082             48,333
James R. McCallum             0        0         12,201             18,599

    The following table shows information about performance shares granted under Burlington's 1998 Equity Incentive Plan to each of the named executive officers during fiscal 2000. No performance shares were granted to Mr. McGregor.

Long-Term Incentive Plans--Awards in Fiscal Year 2000

                                         Performance
                             Number        Period
Name                      of Shares(#)  Until Payout
----                      ------------ ---------------
George W. Henderson, III    0-43,800   11/4/99-11/3/02
Abraham B. Stenberg         0-14,000   11/4/99-11/3/02
Charles E. Peters, Jr.      0-14,400   11/4/99-11/3/02
John D. Englar              0-13,000   11/4/99-11/3/02
James R. McCallum            0-8,000   11/4/99-11/3/02

    The number of performance shares which may be earned ranges from zero to the maximum number shown depending upon the executive officer's employment status and total shareholder return (the percentage increase of a rolling 20-trading day average of the closing prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions over the rolling average for the 20 trading days ending on 11/3/99, which was $4.25). Superior level performance will be achieved, and the maximum number of performance shares earned, if the rolling average increases 173% to $7.35 at any time during the period 11/3/99 to 12/2/02. If superior level performance is not achieved, the number of performance shares earned will be based on the highest rolling average achieved during the six month period ending 12/2/02. Performance shares will be paid in shares of Common Stock, cash or a combination thereof.

Retirement Plans

  Retirement System

    Each eligible employee, including the named executive officers, may elect to participate in Burlington's "Retirement System", which is a defined-benefit plan qualified under the Internal Revenue Code. Both individual and Company contributions are made to the Retirement System. Employee contributions represent a fixed percentage of base salary, calculated at the rate of 1.5% or 3.0%, as the employee elects, of base salary up to $6,600 plus 3.0% of base salary in excess of $6,600 each plan year, subject to maximum participating earnings levels established by the Internal Revenue Service ("IRS").

    The Retirement System provides an annual benefit payable to an eligible member at age 65 equal to the greater of (a) the sum of (i) the number of years of continuous participation prior to October 1, 1984, multiplied by the sum of 0.75% of the first $12,000 of annual salary at

September 30, 1984, plus 1.5% of the excess over $12,000, and (ii) one-half of the member's contributions after September 30, 1984, (b) one-half of the member's total contributions, or (c) an amount determined under applicable Federal law requiring a minimum return on a participant's personal contributions. This benefit represents a life annuity with a guaranteed minimum return of personal contributions and may, at the participant's election, be paid as a lump sum discounted to a present value at rates set by the plan or applicable regulations. Benefits are not subject to offset for Social Security benefits or other amounts. Contributions made by the Company to the Retirement System in respect of a specified person cannot readily be separately or individually calculated by the actuaries of the Retirement System.

    The credited years of service to date under the Retirement System for named executive officers are as follows: Mr. Henderson--21, Mr. Stenberg--40, Mr. McGregor--0, Mr. Peters--4, Mr. Englar--15, and Mr. McCallum--10. Covered remuneration under the Retirement System for such individuals is the base salary amount described in the first paragraph of "Employment Agreements" below, subject to limitations on amount imposed under Federal regulations. Estimated annual benefits payable upon retirement under the Retirement System at age 65 to the named executive officers (which benefits are fully vested), assuming no increase in present salary levels, would be: Mr. Henderson-- $210,497; Mr. Peters--$105,847; Mr. Englar--$103,518; and Mr. McCallum --
$78,779. Mr. Stenberg received a lump sum Retirement System benefit in the amount of $1,346,761 following his attainment of age 65 during fiscal year 2000 and $261,865 from the benefit equalization plan. Mr. McGregor is not yet eligible for retirement benefits.

    Benefits provided under the Retirement System are subject to certain restrictions and limitations under the Code and applicable regulations promulgated thereunder, as in effect from time to time, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under a benefits equalization plan, Burlington will pay to certain participants in the Retirement System upon retirement supplemental benefits equal to the reduction in such plan benefits mandated by maximum benefit and salary limitations established under the Code and ERISA. Such supplemental amounts are reflected in the individual annual benefits indicated in the next preceding paragraph.

  Supplemental Pre-Retirement/Post-Retirement Plan

    The named executive officers and other senior management employees participate in the Company's Supplemental Executive Retirement Plan (the "SERP") and have entered into split dollar life insurance agreements which will provide the named executive officers with life insurance whose death benefit is approximately two times annual base salary plus target bonus, less the aggregate premiums paid by the Company to such date.

    In the event of the death before retirement of a named executive officer prior to age 65, the SERP provides for a pre-retirement survivor benefit of 120 monthly payments equal to one-half of Monthly Base Salary (which is the greater of (i) the monthly base salary on the January 1 occurring concurrently with or immediately preceding such person's death or (ii) the average of the monthly base salary on January 1 for each of the previous five years) in the case of death prior to age 60, thereafter decreasing by 5% each year to 25% of Monthly Base Salary if death occurs at or after age 64. The amount of the monthly pre-retirement survivor benefit (to be paid for 120 months) calculated assuming the death of the participant as of December 1, 2000, would be: Mr. Henderson --$25,000; Mr. Peters--$14,583; Mr. Englar--$11,875; and
Mr. McCallum--$7,500. Mr. Stenberg has retired, and Mr. McGregor has not yet reached the three-year service eligibility requirement.

    Each named executive officer who attains age 50 and completes 10 years of service with Burlington (currently each of them other than Messrs. McGregor, Peters and McCallum) has a nonforfeitable right to receive post-retirement benefits under the SERP of two and one-half times the greater of (a) final annual base salary as of the January 1 occurring concurrently with or immediately preceding retirement or (b) an average of annual base salary on January 1 for each of the five years preceding retirement (such greater amount being referred to as the "Annual Base Salary"), reduced in the event of early retirement as described below. Any named executive officer who receives post-retirement benefits before age 65 will have his benefits reduced by a factor of 5% for each year remaining until he attains age 60 and reduced by a factor of 3% for each year remaining between age 61 and 65. The amount of post-retirement benefits (payable over 10 years) calculated assuming retirement as of December 1, 2000, at current plan salary would be: Mr. Henderson --$675,000 and Mr. Englar--$356,250; and Messrs. McGregor, Peters and McCallum--$0. Mr. Stenberg is receiving monthly installment payments of his total post-retirement benefit of $1,125,000.

    Any payments in the future will depend upon the Annual Base Salary level of the named executive officer at that time and whether he or she meets all the terms and conditions of the SERP, including refraining from engaging in any activities materially competitive with the business of the Company.

Employment Agreements

    Burlington has employment agreements with the named executive officers providing for employment through December 31, 2003, in the case of Messrs. Henderson, Peters and Englar; June 1, 2003, in the case of Mr. McGregor; and December 31, 2001 in the case of Mr. McCallum. These agreements provide, among other things, for minimum annual salaried compensation. Current annual salaries are as follows: Mr. Henderson--$630,000; Mr. McGregor--$525,000; Mr. Peters--$375,000; Mr. Englar--$310,000; and Mr. McCallum--$205,000.

    The employment agreements with the named executive officers provide that in the event of a voluntary termination of employment for "good reason" or an involuntary termination of employment "without cause", such executive will receive a lump sum in cash equal to (x) the salary that would have been payable over the "severance period" of the agreement had such executive not been terminated plus (y) the amount of the target incentive bonus payment for the year in which termination occurred, times the number of years or partial years in the "severance period". The executive also is entitled to continue participating in all applicable benefit and welfare plans of the Company during the "severance period". With regard to such termination, the "severance period" is two years for Mr. Henderson, one and one-half years for Messrs. McGregor, Peters and Englar, and one year for Mr. McCallum. "Good reason" means a failure to pay compensation due and payable, a reduction in compensation level (other than changes to incentive or benefit plans affecting all executives), an assignment of duties resulting in a diminution of the executive's position, authority, duties or responsibilities which is not agreed to by the executive, or a change in employment requirements which the Compensation and Benefits Committee determines subjects the executive to an unfair change of circumstances.

    All the employment agreements provide that in the event of a voluntary termination of employment for "good reason" or an involuntary termination of employment "without cause" which occurs within two years of a "change of control", the "severance period" shall mean three years. In the event of disability (as defined in the agreements), the employment agreements provide that Burlington may terminate the agreement and provide the executive with salary payments and benefits for one year in the case of Mr. Henderson and six months in the case of Messrs. McGregor, Peters, Englar and McCallum. Further, all the employment agreements provide that in the event of an involuntary termination for cause where such conduct is not found to be willful, the executive will receive a lump sum equal to the present value of the amount payable under the terms of the Company's payroll severance policy applicable to such employee.

Change of Control Arrangements

    In addition to the provisions of the employment agreements discussed above, the agreements which Burlington has entered into with each of the named executive officers in connection with the SERP contain provisions under which such officer's rights to receive pre-retirement survivor benefits and post-retirement benefits automatically, upon the occurrence of a "change of control" of the Company, become fully vested, nonforfeitable and payable on normal payment dates at 100% of benefit level (without regard to reductions of benefits arising from early retirement). Such officers have also entered into agreements with Burlington in connection with each of the Equity Incentive Plans under which such officers' awards of stock options and performance shares will fully vest if their employment is terminated "without cause" or they voluntarily terminate their employment for "good reason", in each case within two years after the occurrence of a "change of control" of the Company.

Stock Performance Graph

    The following is a line graph presentation comparing the yearly percentage change in the cumulative total shareholder return on Burlington's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and a peer group index for the period from September 29, 1995 to September 29, 2000 (assuming reinvestment of any dividends and an investment of $100 in each on September 29, 1995):

                       [Performance graph appears here]

                                9/29/95 9/27/96 9/26/97 10/2/98 10/1/99 9/29/00
                                ------- ------- ------- ------- ------- -------
Burlington Industries, Inc. ... $100.00 $ 79.21 $112.87 $ 71.78 $ 41.09 $  9.90
S&P 500........................  100.00  120.14  168.98  182.08  236.05  267.37
Peer Group.....................  100.00  105.35  142.95   91.07   67.77   58.52

    This peer group consists of Burlington Industries, Inc., Cone Mills Corporation, Culp, Inc., Delta Apparel, Inc., Delta Woodside Industries, Inc., The Dixie Group, Inc., Duck Head Apparel Company, Inc., Dyersburg Corporation, Fab Industries, Inc., Forstmann & Company, Inc., Galey & Lord, Inc., Guilford Mills, Inc., Mohawk Industries, Inc., Springs Industries, Inc., Texfi Industries, Inc. and Unifi, Inc. (for the portions of the above periods during which such companies had publicly traded common stock).

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee operates pursuant to a written charter, a copy of which is included as Appendix A to this proxy statement. During fiscal year 2000, the Committee held three meetings.

    All of the members of the Audit Committee, who are listed below, are independent, financially literate, and have accounting or related financial management experience, as such qualifications are defined in the rules of the New York Stock Exchange and interpreted by the Board of Directors in its business judgment. No member of the Committee is a current or former employee, executive officer, or family member of an executive officer of the Company or any of its affiliates. No member of the Committee has a direct business relationship with the Company which, in the business judgment of the Board of Directors, interferes with such Director's exercise of independent judgment. No member of the Committee is employed as an executive officer of a corporation where any executive officer of Burlington serves as a member of the compensation committee.

    Management has primary responsibility for the financial statements and reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements of the Company with management, discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (such as significant adjustments, management judgments and accounting estimates, significant new accounting policies, any disagreements with management, the independent accountants' judgments about the quality of the Company's accounting principles, and any uncorrected misstatements pertaining to a current period whose effects management believes are immaterial to the financial statements taken as a whole), received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1, and discussed with the independent accountants the independence of the independent accountants.

    The Committee discussed with the Company's internal auditors and independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    Based on such review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange

Commission. The Committee and the Board of Directors also have recommended, subject to ratification by the stockholders, the appointment of Ernst & Young LLP as the Company's independent accountants. A representative of Ernst & Young LLP will attend the 2001 Annual Meeting of Stockholders to answer appropriate questions and to make any statement such representative may desire to make.

AUDIT COMMITTEE
Jerald A. Blumberg, Chairman
John G. Medlin, Jr.
Theresa M. Stone
W. Barger Tygart

2. Selection of Independent Public Accountants

    The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. In recommending the ratification by the stockholders of the appointment of Ernst & Young LLP, the Board of Directors is acting upon the recommendation of the Audit Committee, which is composed entirely of non-employee Directors and which has satisfied itself as to the firm's professional competence and standing. In making its recommendation, the Audit Committee has taken into consideration the audit scope and audit fees associated with such retention. A representative of Ernst & Young LLP will attend the 2001 Annual Meeting of Stockholders to answer appropriate questions and to make any statement that such representative may desire to make.

    The Board of Directors recommends a vote FOR Proposal 2, the approval of the selection of Ernst & Young LLP as independent public accountants to audit the books and accounts of the Corporation for the 2001 fiscal year, and your proxy will be so voted unless you specify otherwise.

3. Other Business

    Management of the Company is not aware of any other business which may be presented for action at the 2001 Annual Meeting; however, the enclosed Proxy confers discretionary authority with respect to matters that are not known to the Board at the date hereof and which may properly come before the meeting. It is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on any such matter.

Vote Required for Approval

    Votes with respect to matters submitted to stockholders at the 2001 Annual Meeting will be tabulated and certified by a representative of First Union National Bank, the Company's transfer agent, who will be appointed as an independent inspector of election. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Treasury shares shall not be counted for quorum purposes and shall not be voted for any purpose at the Annual Meeting. Although abstentions and broker non-votes (matters subject to vote on validly submitted proxies for which no vote is indicated) are counted for purposes of determining whether a quorum is present at the Annual Meeting, they are not treated as votes cast on any matter as to which no voting instruction is indicated. The vote required to elect each Director is a plurality of the votes cast at the Meeting. On all matters other than the election of Directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required. An abstention will in effect constitute a vote against any such matter while a broker non-vote will not be counted.

Proposals of Stockholders

    In order for proposals by stockholders to be considered for inclusion in the Proxy and the Proxy Statement for the 2002 Annual Meeting, such proposals must be received by the Secretary of the Company at P.O. Box 21207, Greensboro, North Carolina 27420 no later than August 15, 2001.

    Burlington's Bylaws set forth certain procedures stockholders must follow in order to nominate a director or present any other business at an Annual Meeting of Stockholders. In addition to any other applicable requirements, for business to be properly brought before the 2002 Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the 2001 Annual Meeting, provided that if the 2002 Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2002 Annual Meeting is mailed or public disclosure of the date of the 2002 Annual Meeting is made, whichever first occurs. The

Bylaw provisions relating to advance notice of business to be transacted at Annual Meetings may be obtained from the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires Burlington's directors and executive officers, and any persons who own beneficially more than 10% of the outstanding Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports disclosing their ownership of and transactions in the Common Stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to Burlington and written representations that no such reports were required during the fiscal year ended September 30, 2000, Burlington's directors and executive officers complied with all Section 16(a) filing requirements, except that the initial Form 3 filed on behalf of one executive officer, Mr. Bernard J. Leonard, inadvertently failed to include certain shares. An amended Form 3 was promptly filed as soon as this oversight was discovered.

Availability of Form 10-K

    Burlington's Annual Report on Form 10-K with respect to the fiscal year ended September 30, 2000, as well as the Proxy Statement and the 2000 Annual Report to Stockholders, may be accessed through the Company's World Wide Web site (www.burlington.com). A copy of the Form 10-K is available without charge upon written request to Mr. J. Ross Haymes, Manager of Investor Relations and Chief Economist, Burlington Industries, Inc., P.O. Box 21207, Greensboro, North Carolina 27420. Such request must include a good faith representation that, as of December 4, 2000, the person making such request was a beneficial owner of shares of Common Stock.

    Stockholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response will be appreciated.

                                            By Order of the Board of Directors,

                                                    /s/ Randall A. Hanson

                                                         Randall A. Hanson
                                                         Corporate Secretary
December 22, 2000

                                                                     APPENDIX A

                            Audit Committee Charter

I. Purpose

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels.

II. Composition

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independence from management and the corporation. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Audit Committee members and the Committee Chair shall be designated by the full board of directors upon the recommendation of the Nominating Committee.

III. Duties and Responsibilities

    1. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the outside auditors or Director of Internal Audit. The Committee should meet at least annually with management, the director of the internal auditing department and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

    2. Review and update this Charter at least annually.

    3. Provide an open avenue of communication between the internal auditors, the outside auditors, and the board of directors.

    4. Recommend to the board of directors the outside auditors to be nominated, approve the compensation, and review and approve the discharge of the outside auditors.

    5. Confirm the independence of the outside auditor by ensuring receipt of a formal written statement delineating all relationships between the auditor and the Company. Also, initiate dialog with the outside auditor and other actions as appropriate to assure this independence.

    6. Confirm the understanding that the outside auditor is ultimately accountable to the board of directors and the audit committee, as representatives of shareholders, and that the board of directors and the audit committee have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

    7. Prepare a summary description of the audit committee's responsibilities and actions for inclusion in the Company's proxy statement for its annual meeting of shareholders.

    8. Inquire of management, the director of internal auditing, and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

    9. Consider, in consultation with the outside auditor and the director of internal auditing, the audit scope and plan of the internal auditors and the outside auditor.

    10. Review the Company's audited annual financial statements and the outside auditors' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles.

    11. Review with management and the outside auditor any significant changes required in their audit plan and any serious difficulties or disputes with management encountered during the course of the audit.

    12. Consider and review with the management and the director of internal auditing any significant findings during the year and management's responses thereto, any difficulties encountered in the course of their audits and any changes required in the planned scope of their audit plan.

    13. Review the adequacy of the Company's systems of internal control, including computerized information system controls and security.

    14. Obtain from the outside auditors and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient.

    15. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

    16. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the outside auditor.

    17. Review with the director of internal auditing and the outside auditor the results of their review of the company's monitoring compliance with the company's code of conduct.

    18. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

    19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

    20. Maintain minutes or other records of meetings and activities of the Audit Committee.

    21. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

Adopted by the Audit Committee of the Board of Directors of Burlington Industries, Inc.
December 8, 1999
As amended by the Board of Directors, April 26, 2000

[GRAPHIC]
                              Burlington Industries, Inc.

                                       ----------------------------------------------------
                                                   VOTE BY TELEPHONE OR INTERNET
                                                 QUICK * * * EASY * * * IMMEDIATE
                                       ----------------------------------------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER located in the box.

------------------------------------------------------------------------------------------------------------------------------------
OPTION A:       To vote as the Board of Directors recommends on ALL proposals:   Press 1
------------------------------------------------------------------------------------------------------------------------------------
OPTION B:       If you choose to vote on each item separately, press 0. You will hear these instructions:
------------------------------------------------------------------------------------------------------------------------------------

                        Item 1:  To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
                        To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions
                        Item 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.
                        When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:                               THE WEB ADDRESS IS WWW.PROXYVOTING.COM/BURLINGTON

                                   IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD
                                                       THANK YOU FOR VOTING

                                                                                      ----------------------------------------------
CALL * * TOLL FREE * * ON A TOUCH TONE TELEPHONE
           1-800-659-8688 - ANYTIME                                                   ----------------------------------------------
   There is NO CHARGE to you for this call                                                         CONTROL NUMBER FOR
                                                                                              TELEPHONIC/INTERNET VOTING

 -------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Directors
     Nominees: 01 John G. Medin, Jr., 02 Nelson Schwab III and 03 Theresa M.
     Stone

  [ ]   FOR all nominees     [ ]   Withhold authority           [ ]   For, except withhold vote from the
                                   to vote for all nominees           following nominee(s)______________

2. Approval of the selection of Ernst & Young LLP as independent public accountants.

  [ ]   FOR         [ ]   AGAINST         [ ]   ABSTAIN

I plan to attend the Annual Meeting of Stockholders on February 1, 2001.
 YES [ ]  NO [ ]

I want to access Burlington's Annual Report and Proxy Statement electronically in the future and do not want to receive paper copies of these documents in the mail. [ ] YES [ ] NO

                                                (Signature)_____________________

                                                (Signature)_____________________

                                                Date:___________________________

                                                IMPORTANT: Please sign exactly
                                                as name appears hereon and date
                                                proxy in the blank space
                                                provided above. For joint
                                                accounts, each joint owner must
                                                sign. When signing as attorney,
                                                executor, administrator,
                                                trustee or guardian, please
                                                give your full title as such.
                                                If signing for a corporation,
                                                indicate your capacity.

                            YOUR VOTE IS IMPORTANT!

                      You can vote in one of three ways:

1. Call toll-free 1-800-659-8688 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or

2.  Vote by Internet at our Internet Address: WWW.PROXYVOTING.COM/BURLINGTON

                                      or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

-------------------------------------------------------------------------------
[GRAPHIC]

                            Burlington Industries, Inc.

Proxy for Annual Meeting of Stockholders
February 1, 2001

The undersigned hereby (a) appoints Randall A. Hanson and Robert A. Wicker, and each of them, proxies with full power of substitution, to vote the stock the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of Burlington Industries, Inc. to be held at the offices of the Company, 3330
West Friendly Avenue, Greensboro, North Carolina, on February 1, 2001, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse side of this card on proposals 1 and 2, and in their discretion upon any other matters that may properly come before the meeting and any adjournment thereof and (b) directs the Trustee of the Burlington Industries, Inc. Employee's 401(k) Savings Plan (the "401(k) Plan") to vote all of the shares allocated to the undersigned's 401(k) Plan account at such 2001 Annual Meeting of Stockholders, and at any adjournment thereof, as specified on the reverse side of this card on proposals 1 and 2, and in the Trustee's discretion upon any other matters that may properly come before the meeting and any adjournment thereof. If the Trustee does not receive the undersigned's voting instructions by 5:00 p.m. EST on January 29, 2001, the Trustee will vote the shares allocated to the undersigned's 401(k) Plan account in proportion to those shares held in other accounts in the 401(k) Plan for which voting instructions have been received by the Trustee.

This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as provided on the reverse side. If not otherwise specified, this Proxy will be voted FOR each Director nominee and FOR item 2.

If you are not voting by telephone or the internet, please vote, sign and date this Proxy on the reverse side and return it in the enclosed envelope. Thank you for your prompt response.